REFUNDING AGREEMENT 104


                    Dated as of January 31, 1996

                               Among

                    CONTINENTAL AIRLINES, INC.,
                             as Lessee

                    FIRST SECURITY BANK OF UTAH,
                        NATIONAL ASSOCIATION,
                         as Owner Trustee

                    WILMINGTON TRUST COMPANY,
               as Pass Through Trustee under each of the Continental Airlines 1996 Pass Through Trust Agreements

                        THE BOEING COMPANY,
                     as Initial Loan Participant

                    GENERAL ELECTRIC COMPANY,
              as Owner Participant and Loan Participant

                    WILMINGTON TRUST COMPANY,
                     as Subordination Agent

                              and

                    WILMINGTON TRUST COMPANY,
                         as Loan Trustee

                         _____________

                    One Boeing 757-224 Aircraft
                           MSN 27294

                 Leased to Continental Airlines, Inc.

                      INDEX TO REFUNDING AGREEMENT 104


                                                             Page

SECTION 1.  Purchase of Refunding Notes; Refunding              4

SECTION 2.  Refunding Notes                                     7

SECTION 3.  Conditions Precedent                                7

SECTION 4.  Certain Conditions Precedent to the Obligations
               of the Lessee; Conditions Precedent
               with Respect to the Pass Through Trustee        11

SECTION 5.  Amendment of the First Amended Indenture           12

SECTION 6.  Amendment of the First Amended Lease               12

SECTION 7.  Amendment of the Participation Agreement           12

SECTION 8.  [Intentionally omitted]                            13

SECTION 9.  Lessee's Representations and Warranties            13

SECTION 10.  Representations, Warranties and Covenants         16

SECTION 11.  Notices                                           27

SECTION 12.  Expenses                                          27

SECTION 13.  Reliance of Liquidity Provider                    28

SECTION 14.  Miscellaneous                                     28

SECTION 15.  Governing Law                                     29

                         Schedules


Schedule I Pass Through Trust Agreements

Schedule II Refunding Notes, Purchasers and Purchase Price

                     REFUNDING AGREEMENT 104


          This REFUNDING AGREEMENT, dated as of January 31, 1996, among (i) CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Lessee"), (ii) GENERAL ELECTRIC COMPANY, a New York corporation ("GE" or the "Owner Participant"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "Owner Trustee") under the Trust Agreement (as defined below),
(iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements (as defined below), (v) THE BOEING COMPANY, a Delaware corporation ("Boeing" or the "Initial Loan Participant"), (vi) GENERAL ELECTRIC COMPANY (the "Loan Participant" and, together with the Initial Loan Participant, the "Loan Participants"), (vii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), and (viii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Loan Trustee (the "Loan Trustee") under the First Amended Indenture and the Indenture (each as defined below).


                    W I T N E S S E T H:

          WHEREAS, the Lessee, Gaucho-2 Inc., a Delaware corporation, as original owner participant (the "Original Owner Participant"), the Owner Trustee, the Initial Loan Participant and the Loan Trustee entered into the Participation Agreement 104, dated as of July 15, 1994 (the "Original Participation Agreement"), providing for the sale and lease of one Boeing 757-224 aircraft (the "Aircraft");

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and Wilmington Trust Company, as mortgagee, entered into the Trust Indenture and Mortgage 104, dated as of July 15, 1994 (as supplemented by the Trust Indenture and Mortgage 104 Supplement No. 1, dated July 29, 1994, the "Original Indenture"), pursuant to which the Owner Trustee issued to the Initial Loan Participant loan certificates substantially in the form set forth in Article II thereof (the "Loan Certificates") as evidence of the loan then being made by the Initial Loan Participant in participating in the payment of the Lessor's Cost (as such term and other capitalized terms used herein without definition are defined in the Participation Agreement (as defined below) or, if not defined therein, as defined in the Lease (as defined below)) for the Aircraft;

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Lease Agreement 104 relating to the Aircraft, dated as of July 15, 1994 (such Lease Agreement, as supplemented by Lease Supplement No. 1, dated July 29, 1994, the "Original Lease"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Lessee, and the Lessee agreed to lease from such Owner Trustee, the Aircraft on its Delivery Date;

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Participant and the Owner Trustee entered into the Trust Agreement 104, dated as of July 15, 1994 (the "Original Trust Agreement"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1 thereof for the benefit of the Owner Participant thereunder;

          WHEREAS, pursuant to the Purchase, Assignment and Assumption Agreement (Continental 104, 105, 106, 107, 108, 109, 110, 112, 113), dated as of December 22, 1995 (the "Equity Purchase Agreement"), between the Original Owner Participant and GE, GE purchased and assumed from the Original Owner Participant all of the Original Owner Participant's right, title and interest in, to and under the Trust Estate, the Original Trust Agreement, the Original Participation Agreement and certain of the other Operative Agreements;

          WHEREAS, concurrently with the execution and delivery of the Equity Purchase Agreement, (i) the Original Owner Participant and GE entered into the Assignment and Assumption Agreement (FAA) relating to the Aircraft, dated December 29, 1995 (the "Assumption Agreement (FAA)"); (ii) the parties to the Original Participation Agreement entered into the Waiver, Consent and Amendment to Participation Agreement 104, dated as of December 22, 1995 (the "PA Amendment No. 1"; the Original Participation Agreement, as amended by the PA Amendment No. 1, the "First Amended PA"), pursuant to which, among other things, the Original Trust Agreement was amended to the extent necessary to recognize GE as the Owner Participant and GE acknowledged the appointment of the Owner Trustee as trustee (the Original Trust Agreement, as so amended, the "Trust Agreement"); and (iii) the Lessee and GE entered into a Tax Indemnity Agreement 104 relating to the Aircraft, dated as of December 22, 1995 (the "GE Tax Indemnity Agreement");

          WHEREAS, pursuant to the Refinancing Agreement, dated as of December 22, 1995, among the Lessee, the Owner Participant, the Original Owner Participant, Gaucho-1 Inc., a Delaware corporation, the Owner Trustee, the Initial Loan Participant and the Loan Trustee (the "Refinancing Agreement"),
(i) a portion of the outstanding Loan Certificates were redeemed by the Owner Trustee with the proceeds of the Initial Series D Notes (as defined in the Refinancing Agreement) issued to GE pursuant to the First Amended Indenture; and (ii) the remaining Loan Certificates were exchanged by the Initial Loan Participant for the Initial Series A Notes, the Initial Series B Notes and the Initial Series C Notes (each as defined in the Refinancing Agreement and, collectively, the "Initial LP Notes" and, together with the Initial Series D Notes, the "Initial Notes") issued to the Initial Loan Participant pursuant to the First Amended Indenture;

          WHEREAS, concurrently with the execution and delivery of the Refinancing Agreement, (i) the Owner Trustee and the Loan Trustee amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Mortgage 104, dated as of December 22, 1995 (the "First Amended Indenture"), for the benefit of the holder or holders of the Initial Notes and (ii) the Owner Trustee and the Lessee entered into Lease Agreement 104 Amendment No. 1, dated as of December 22, 1995 (the "Lease Amendment No. 1"; the Original Lease, as amended by Lease Amendment No. 1, the "First Amended Lease");

          WHEREAS, pursuant to the Refinancing Agreement, the Lessee has requested that the parties hereto enter into the refinancing transaction described herein (the "Refinancing Transaction"), pursuant to which, among other things, (i) new equipment notes (the "Refunding Notes") shall be issued to the Pass Through Trustees (other than the Class D Trustee (as defined below)) pursuant to the Indenture; (ii) the Initial LP Notes shall be redeemed for cash; (iii) the Initial Series D Notes shall be tendered to the Loan Trustee by GE in exchange for an equal aggregate principal amount of Series D Refunding Notes (as defined below); and (iv) such Series D Refunding Notes shall be contributed by GE to the Class D Trust in exchange for Class D Certificates (each as defined below);

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Loan Trustee have entered into the Amended and Restated Trust Indenture and Mortgage 104 Amendment No. 1, dated as of January 31, 1996 (the "Indenture Amendment No. 1"; the First Amended Indenture, as amended by the Indenture Amendment No. 1, the "Indenture");

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Lessee have entered into the Lease Agreement 104 Amendment No. 2, dated as of January 31, 1996 (the "Lease Amendment No. 2"; the First Amended Lease, as amended by the Lease Amendment No. 2, the "Lease"), containing amendments, modifications and additions necessary to give effect to the transactions described herein;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee, the Owner Trustee, the Owner Participant, the Loan Trustee and the Subordination Agent have entered into the Participation Agreement 104 Amendment No. 2, dated as of January 31, 1996 (the "PA Amendment No. 2"; the First Amended PA, as amended by the PA Amendment No. 2, the "Participation Agreement");

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant and the Lessee have entered into the Tax Indemnity Agreement 104 Amendment No. 1, dated as of January 31, 1996, amending the GE Tax Indemnity Agreement (the "TIA Amendment"; the GE Tax Indemnity Agreement, as amended by the TIA Amendment, the "Tax Indemnity Agreement");

          WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule 1 hereto (the "Pass Through Trust Agreements"), on the Refunding Date (as defined in
Section 1 below), a separate grantor trust (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates");

          WHEREAS, other than with respect to the Certificates (the "Class D Certificates") to be issued by the Continental Airlines 1996-D Pass Through Trust (the "Class D Trust"), the proceeds from the issuance and sale of the Certificates will be applied by the Pass Through Trustee to purchase from the Owner Trustee, on behalf of each Pass Through Trust (other than the Class D Trust), all of the Refunding Notes bearing the same interest rate as the Certificates issued by such Pass Through Trust;

          WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Credit Suisse, a bank organized under the laws of Switzerland acting through its New York branch (the "Liquidity Provider"), entered into three revolving credit agreements (each, a "Liquidity Facility") for the benefit of the Certificateholders of each Pass Through Trust (other than the Class D Trust), with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust;
(ii) the Liquidity Provider and the Lessee entered into a Participation Purchase Agreement (a "Participation Purchase Agreement") in respect of the Liquidity Facilities; and (iii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of January 31, 1996 (the "Intercreditor Agreement"); and

          WHEREAS, the notice requirements of Section 2.12 of the First Amended Indenture shall not be applicable to the Refinancing Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Purchase of Refunding Notes;
Refunding. (a) Subject to the satisfaction or waiver of the conditions set forth herein, on January 31, 1996 or on such other date agreed to by the parties hereto (the "Refunding
Date"):

          (i) immediately prior to the Closing (as hereinafter defined), the Lessee shall pay to the Owner Trustee, as a special payment of Basic Rent under the Lease, an amount equal to the unpaid interest on the Initial LP Notes accrued up to but not including the Refunding Date;

          (ii) the Pass Through Trustee for each Pass Through Trust (other than the Class D Trust) shall pay to the Owner Trustee the aggregate purchase price of the Refunding Notes being issued to such Pass Through Trustee as set forth in clause (xi) below;

          (iii) the Owner Trustee shall pay to the Loan
     Trustee for the benefit of the Initial Loan Participant an amount equal to the aggregate principal amount of Initial LP Notes outstanding on the Refunding Date, together with accrued and unpaid interest on the Initial LP Notes up to but not including the Refunding Date, and all other amounts payable to the Initial Loan Participant under the First Amended Indenture and the First Amended PA (but excluding any Make-Whole Amount);

          (iv) the Loan Trustee shall disburse to the Initial Loan Participant the amounts of principal and interest, and other amounts, if any, described in clause (iii) above, owing to it on the Refunding Date with respect to the Initial LP Notes as a prepayment of the Initial LP Notes;

          (v) the Initial Loan Participant shall, against receipt of payment for the Initial LP Notes, deliver to the Loan Trustee the Initial LP Notes for cancellation;

          (vi) promptly following the prepayment of the Initial
     LP Notes, the Owner Trustee and the Loan Trustee shall enter into the Indenture Amendment No. 1;

          (vii) the Owner Trustee shall issue to GE, pursuant to Article II of the Indenture, the Refunding Notes of the maturity, principal amount and bearing the interest rate set forth on Schedule II hereto opposite the name of GE (the "Series D Refunding Notes"), which Refunding Notes include interest accrued from January 15, 1996;

          (viii) GE shall, against receipt of the Series D
     Refunding Notes pursuant to clause (vii) above, tender to the Loan Trustee the Initial Series D Notes for cancellation;

          (ix) GE shall deliver to the Subordination Agent, as agent for the Pass Through Trustee of the Class D Trust (the "Class D Trustee"), all of the Series D Refunding Notes held by it as a contribution to the Class D Trust;

          (x) against receipt of the Series D Refunding Notes by the Subordination Agent on behalf of the Class D Trustee, the Class D Trustee shall issue and deliver to GE an aggregate principal amount of Class D Certificates (which Certificates include interest accrued from January 15, 1996) equal to the outstanding principal amount of the Series D Refunding Notes contributed by GE to the Class D Trust; and

          (xi) the Owner Trustee shall issue, pursuant to
     Article II of the Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts (other than the Class D Trust), Refunding Notes of the maturity and aggregate principal amount and bearing the interest rate set forth on Schedule II hereto opposite the name of such Pass Through Trust.

          (b) The Owner Participant, by its execution and delivery hereof, requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein.

          (c) In case any Pass Through Trustee shall for any reason fail to purchase the Refunding Notes pursuant to
Section 1(a) above on or prior to March 31, 1996, the written notice given by the Lessee pursuant to Section 4.1 of the Refinancing Agreement shall be deemed never to have been given, neither the Owner Trustee nor the Lessee shall have any obligation to pay to the Initial Loan Participant any amount in respect of the prepayment of the Initial LP Notes and the Initial Notes shall remain outstanding and in full force and effect, and the actions contemplated by Sections 5, 6, 7 and 8 hereof shall not take place.

          (d) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, on the Refunding Date, or at such other place as the parties hereto may agree.

          (e) All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Refunding Date.

          (f)  In order to facilitate the transactions
contemplated hereby, the Lessee has entered into the Purchase Agreement, dated as of January 24, 1996, among the Lessee and the several purchasers (the "Initial Purchasers") named therein (the "Purchase Agreement"), and, subject to the terms and conditions hereof, the Lessee will enter into each of the Pass Through Trust Agreements and will undertake to perform certain administrative and ministerial duties under such Pass Through Trust Agreements.

          SECTION 2. Refunding Notes. The Refunding Notes shall be payable as to principal in accordance with the terms of the Indenture, and the Refunding Notes shall provide for a fixed rate of interest per annum (subject to certain adjustments contemplated thereby) and shall contain the terms and provisions provided for the Refunding Notes in the Indenture. The Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver to the Pass Through Trustee for each Pass Through Trust, a principal amount of Refunding Notes bearing the interest rate set forth opposite the name of such Pass Through Trust on Schedule II hereto, which Refunding Notes in the aggregate shall be in the principal amounts set forth on
Schedule II hereto. Subject to the terms hereof, of the Pass Through Agreements and of the other Operative Agreements, all such Refunding Notes shall be dated and authenticated as of the Refunding Date and shall bear interest therefrom, shall be registered in such names as shall be specified by the Subordination Agent and shall be paid in the manner and at such places as are set forth in the Indenture.

          SECTION 3. Conditions Precedent. The obligation of the Pass Through Trustee to make the payment described in
Section 1(a)(ii) and the obligations of the Owner Trustee and the Owner Participant to participate in the transactions contemplated by this Agreement on the Refunding Date are subject to the fulfillment, prior to or on the Refunding Date, of the following conditions precedent (except that paragraphs (a), (f) and (j) shall not be conditions precedent to the obligations of the Owner Trustee hereunder and paragraphs (g) and (l) shall not be conditions precedent to the obligations of the Owner Participant hereunder):

          (a) The Owner Trustee shall have tendered the Refunding Notes to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Refunding Notes and shall have tendered the Refunding Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.

          (b) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

               (1)  this Agreement;

               (2)  the Lease Amendment No. 2;

               (3)  the Indenture Amendment No. 1;

               (4)  the PA Amendment No. 2;

               (5)  each of the Pass Through Trust Agreements;

               (6) the TIA Amendment (for the Owner Participant only);

               (7)  the Intercreditor Agreement;

               (8)  the Liquidity Facility for each of the Class
          A, Class B and Class C Trusts; and

               (9) the Registration Rights Agreement, dated the date hereof, among the Lessee, the Pass Through
          Trustee and each of the Initial Purchasers, with respect to the Certificates (the "Registration Rights
          Agreement") (for the Owner Participant only).

          (c) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

               (1) an incumbency certificate of the Lessee as to the person or persons authorized to execute and deliver this Agreement, the Lease Amendment No. 2, the PA Amendment No. 2, the TIA Amendment, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement and any other documents to be executed on behalf of the Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons;

               (2) a copy of the resolutions of the board of directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Lessee in connection with the transactions contemplated hereby; and

               (3) a copy of the certificate of incorporation of the Lessee, certified by the Secretary of State of the State of Delaware, a copy of the by-laws of the Lessee, certified by the Secretary or Assistant Secretary of the Lessee, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the date of this Agreement, as to the due incorporation and good standing of the Lessee in such state.

          (d) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Lessee, dated the Refunding Date, certifying that:

               (1) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the First Amended Lease and has a current, valid certificate of airworthiness;

               (2) the FAA Bill of Sale, the Original Lease, the Lease Amendment No. 1 and the First Amended Indenture have been duly recorded, and the Trust Agreement has been duly filed, with the FAA pursuant to the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act");

               (3) the Aircraft has been registered with the FAA in the name of the Owner Trustee and the Lessee has authority to operate the Aircraft;

               (4) the representations and warranties contained herein of the Lessee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date);

               (5) there has been no material adverse change in the financial condition of the Lessee since September
          30, 1995; and

               (6)  no event has occurred and is continuing
          which constitutes an Indenture Event of Default or would constitute an Indenture Event of Default but for the requirement that notice be given or time elapse or both, and no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time.

          (e) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received a certificate signed by an authorized officer of the Loan Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Loan Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (f)  The Pass Through Trustee and the Owner
     Participant each shall have received a certificate signed by an authorized officer of the Owner Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Owner Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (g) The Pass Through Trustee and the Owner Trustee each shall have received a certificate signed by an authorized officer of the Owner Participant, dated the Refunding Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (h) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an independent insurance broker's report, together with certificates of insurance from such broker, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

          (i) The Pass Through Trustee, the Initial Loan Participant, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Cleary, Gottlieb, Steen & Hamilton, counsel for the Lessee, an opinion addressed to it from Hughes Hubbard & Reed, counsel for the Lessee, and an opinion addressed to it from the Lessee's legal department, in each case in form and substance satisfactory to each of them.

          (j)  The Pass Through Trustee, the Initial Loan
     Participant and the Owner Participant each shall have received an opinion addressed to it from Ray, Quinney &
     Nebeker, special counsel for the Owner Trustee, in form and substance satisfactory to each of them.

          (k) The Pass Through Trustee, the Owner Trustee, the Initial Loan Participant and the Owner Participant each shall have received an opinion addressed to it from Richards, Layton & Finger, special counsel for the Loan Trustee, in form and substance satisfactory to each of them.

          (l) The Pass Through Trustee and the Owner Trustee each shall have received an opinion addressed to it from Weil, Gotshal & Manges, counsel for the Owner Participant, and an opinion addressed to it from corporate counsel to the Owner Participant, in each case in form and substance satisfactory to each of them.

          (m) The Pass Through Trustee shall have received an opinion of Mayer, Brown & Platt, United States counsel to the Liquidity Provider, and internal counsel to the Liquidity Provider, in each case in form and substance satisfactory to the Pass Through Trustee.

          (n) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, in form and substance satisfactory to each of them.

          (o) The Lessee shall have entered into the Purchase Agreement and each of the Pass Through Trust Agreements, the Certificates (other than the Class D Certificates) shall have been issued and sold pursuant to the Purchase Agreement and the Pass Through Trust Agreements, and the Initial Purchasers shall have transferred to the Pass Through Trustees (other than the Class D Trustee) in immediately available funds an amount equal to the aggregate purchase price of the Refunding Notes to be purchased from the Owner Trustee.

          (p) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Pass Through Trustees to make the payments described in
     Section 1(a)(ii) or for the Owner Trustee or the Owner Participant to participate in the transactions contemplated by this Agreement on the Refunding Date.

          (q) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with the Pass Through Trustee's making of the payments described in
     Section 1(a)(ii) or the Owner Trustee's or the Owner Participant's participation in the transactions contemplated by this Agreement on the Refunding Date shall have been duly obtained.

          Promptly following the recording of the Lease Amendment No. 2 and the Indenture pursuant to the Federal Aviation Act and the filing of the Trust Amendment No. 1 pursuant to such Act, the Lessee will cause Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Lessee, the Loan Trustee, the Owner Participant and the Owner Trustee an opinion as to the due recording of the Lease Amendment No. 2 and the Indenture Amendment No. 1.

          SECTION 4. Certain Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with Respect to the Pass Through Trustee. (a) The Lessee's obligation to participate in the transactions contemplated by this Agreement and to execute and deliver the Lease Amendment No. 2 and the PA Amendment No. 2 are subject to the receipt by the Lessee of (i) each opinion referred to in subsections (j) through (n) of
Section 3, addressed to the Lessee or accompanied by a letter from counsel rendering such opinion authorizing the Lessee to rely on such opinion as if it were addressed to the Lessee, and
(ii) such other documents and evidence with respect to each other party hereto as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

          (b) The respective obligations of each of the Lessee, the Owner Participant, the Owner Trustee, GE, in its capacity as a Loan Participant, and the Loan Trustee to participate in the transactions contemplated hereby is subject to the receipt by each of them of (i) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Refunding Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) an opinion addressed to each of them of Richards, Layton & Finger, special counsel for the Pass Through Trustee, in form and substance satisfactory to each of them, and (iii) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

          SECTION 5.  Amendment of the First Amended
Indenture. GE, in its capacities as Loan Participant and Owner Participant, respectively, by execution and delivery hereof, requests, authorizes and directs the Owner Trustee and the Loan Trustee to execute and deliver the Indenture Amendment No. 1, and the Owner Trustee and the Loan Trustee, by execution and delivery hereof, agree to execute and deliver the Indenture Amendment No. 1. The Lessee, by execution and delivery hereof, consents to such execution and delivery of the Indenture Amendment No. 1. The Indenture Amendment No. 1 shall be effective as of the Refunding Date.

          SECTION 6. Amendment of the First Amended Lease. The Loan Trustee and the Owner Participant, by execution and delivery hereof, request and instruct the Owner Trustee to execute and deliver the Lease Amendment No. 2, and the Owner Trustee and the Lessee agree, by execution and delivery hereof, to execute and deliver the Lease Amendment No. 2. The Lease Amendment No. 2 shall be effective as of the Refunding Date.

          SECTION 7.  Amendment of the Participation
Agreement. GE, in its capacities as Loan Participant and Owner Participant, respectively, by execution and delivery hereof, request, authorize and direct the Owner Trustee and the Loan Trustee to execute and deliver the PA Amendment No. 2, and the Owner Trustee and the Loan Trustee, by execution and delivery hereof, agree to execute and deliver the PA Amendment No. 2. Upon the execution and delivery of the PA Amendment No. 2 by each of the parties thereto, the First Amended PA shall be amended as set forth in the PA Amendment No. 2, and the Subordination Agent shall be a party thereto from and after the Refunding Date to the extent set forth in such PA Amendment No.
2. The PA Amendment No. 2 shall be effective as of the Refunding Date.

          SECTION 8.  [Intentionally omitted]

          SECTION 9.  Lessee's Representations and
Warranties.  The Lessee represents and warrants to the Pass
Through Trustee, the Owner Participant, the Owner Trustee, the
Loan Participants, the Liquidity Provider and the Loan Trustee that:

          (a) the Lessee is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a), holds a certificate of public convenience and necessity in accordance with 49 U.S.C.
     Section 41102, and an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under this Agreement, the TIA Amendment, the Lease Amendment No. 2, the PA Amendment No. 2, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement, the Purchase Agreement and the other Operative Agreements to which it is a party, and is duly qualified to do business as a foreign corporation in good standing in each state in which it has a principal office or a major overhaul facility and in which such qualification is required, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Lessee, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Texas) is located at 2929 Allen Parkway, Houston, Texas 77019;

          (b) the execution and delivery by the Lessee of this Agreement, the TIA Amendment, the Lease Amendment No. 2, the PA Amendment No. 2, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement, the Purchase Agreement and each other Operative Agreement to which it is a party, and the performance of its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement, the Purchase Agreement and each other Operative Agreement to which it is a party, have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of the Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on the Lessee or the certificate of incorporation or by-laws of the Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of the Lessee under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Lessee;

          (c) neither the execution and delivery by the Lessee of this Agreement, the TIA Amendment, the Lease Amendment No. 2, the PA Amendment No. 2, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement, the Purchase Agreement or any other Operative Agreement to which it is a party, nor the performance of its obligations hereunder or under the Participation Agreement, the Tax Indemnity Agreement, the Lease, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement, the Purchase Agreement or the other Operative Agreements to which it is a party, nor the consummation by the Lessee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other federal, state or foreign governmental authority having jurisdiction, other than (i) the registration of the Exchange Certificates (as defined in each Pass Through Trust Agreement), if any, pursuant to the provisions of the Pass Through Trust Agreements, under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, which qualification will be duly obtained upon the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) pursuant to an order of the Securities and Exchange Commission, (iii) the registrations and filings referred to in Section 9(e) and
     (iv) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Lessee;

          (d) each of this Agreement, the First Amended PA, the GE Tax Indemnity Agreement, the First Amended Lease, the Pass Through Trust Agreements, the Registration Rights Agreement, the Participation Purchase Agreement and each other Operative Agreement to which the Lessee is a party constitutes, and each of the Participation Agreement, the Tax Indemnity Agreement and the Lease, when the PA Amendment No. 2, the TIA Amendment and the Lease Amendment No. 2 shall have been executed and delivered by each of the parties thereto, will constitute, the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for practical realization of the rights and benefits intended to be afforded thereby;

          (e) except for the filing for recording pursuant to the Federal Aviation Act of the Indenture Amendment No. 1 and the Lease Amendment No. 2, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary under the laws of the United States of America or any State thereof in order to perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties, or to perfect the security interest in favor of the Loan Trustee in the Owner Trustee's interest in the Aircraft or the Lease (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107) in any applicable jurisdiction in the United States and in the Lease in any applicable jurisdiction in the United States other than the Loan Trustee taking possession of the original counterparts of the Lease, the Lease Amendment No. 1 and the Lease Amendment No. 2 (to the extent the Lease, the Lease Amendment No. 1 and the Lease Amendment No. 2 constitute chattel paper) and the filing of continuation statements with respect to the Uniform Commercial Code financing statements in effect on the date hereof covering the security interests created by the Original Indenture or describing the Original Lease as a lease;

          (f) neither the Lessee nor any of its affiliates has directly or indirectly offered the Pass Through
     Certificates for sale to any Person other than in a manner permitted by the Securities Act of 1933, as amended, and by the rules and regulations thereunder;

          (g) the Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (h) no event has occurred and is continuing which constitutes an Indenture Event of Default or would constitute an Indenture Event of Default but for the requirement that notice be given or time lapse or both; and

          (i) no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time.

          SECTION 10.  Representations, Warranties and
Covenants. Each of the parties below represents, warrants and covenants to each of the other parties to this Agreement and to the Liquidity Provider as follows:

          (a) The Loan Trustee represents, warrants and covenants that:

          (1) the Loan Trustee is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 and will resign as Loan Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the PA Amendment No. 2, the Indenture Amendment No. 1 and each other Operative Agreement to which it is a party and to carry out its obligations under this Agreement, the Participation Agreement, the Indenture and each other Operative Agreement to which it is a party;

          (2) the execution and delivery by the Loan Trustee of this Agreement, the Indenture Amendment No. 1, the PA Amendment No. 2 and each other Operative Agreement to which it is a party and the performance by the Loan Trustee of its obligations under this Agreement, the Participation Agreement, the Indenture and each other Operative Agreement to which it is a party have been duly authorized by the Loan Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

          (3) this Agreement constitutes, and the Participation Agreement, when the PA Amendment No. 2 has been executed and delivered by the Loan Trustee, and the Indenture, when the Indenture Amendment No. 1 has been executed and delivered by the Loan Trustee, will constitute, the legal, valid and binding obligations of the Loan Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (b) The Owner Trustee, in its individual capacity (except as provided in clauses (3), (4), (8) and (9) below) and (but only as provided in clauses (3), (4) and, to the extent that it relates to the Owner Trustee, clauses (8), (10) and (12) below) as Owner Trustee, represents and warrants that:

          (1) the Owner Trustee, in its individual capacity, is a national banking association duly organized and validly existing in good standing under the laws of the United States holding a valid certificate to do business as a national banking association, has full corporate power and authority to carry on its business as now conducted, has, or had on the respective dates of execution thereof, the corporate power and authority to execute and deliver the Trust Agreement, has the corporate power and authority to carry out the terms of the Trust Agreement, and has, or had on the respective dates of execution thereof (assuming the authorization, execution and delivery of the Trust Agreement by the Original Owner Participant), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the First Amended Indenture, the Indenture Amendment No. 1, the Refunding Notes, the Lease Amendment No. 2, the PA Amendment No. 2 and each other Operative Agreement (other than the Trust Agreement) to which it is a party;

          (2) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and (assuming the due authorization, execution and delivery of the Trust Agreement by the Original Owner Participant) each of this Agreement, the First Amended PA, the Trust Agreement, the First Amended Indenture, the First Amended Lease, the Trust Agreement and each other Operative Agreement to which it is a party, constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (3) assuming the due authorization, execution and delivery of the Trust Agreement by the Original Owner Participant, each of this Agreement, the First Amended PA, the First Amended Indenture, the First Amended Lease and each other Operative Agreement to which it is party constitutes, and each of the Participation Agreement, when the PA Amendment No. 2 shall have been entered into, the Indenture, when the Indenture Amendment No. 1 shall have been entered into, and the Lease, when the Lease Amendment No. 2 shall have been entered into, will constitute, the legal, valid and binding obligation of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (4) assuming the due authorization, execution and delivery of the Trust Agreement by the Original Owner Participant, the Owner Trustee has duly authorized, and on the Refunding Date shall have duly issued, executed and delivered to the Loan Trustee for authentication, the Refunding Notes pursuant to the terms and provisions hereof and of the Indenture, and each Refunding Note on the Refunding Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Indenture in accordance with the terms of such Refunding Note and the Indenture;

          (5) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the First Amended PA, the PA Amendment No. 2, the Trust Agreement, the First Amended Indenture, the Indenture Amendment No. 1, the First Amended Lease, the Lease Amendment No. 2 or the Refunding Notes, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or
     (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Lease) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

          (6) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of the Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Participation Agreement, the Indenture, the Lease or the Refunding Notes, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Section 9(h);

          (7) there exists no Lessor Lien attributable to the Owner Trustee, in its individual capacity, other than any Lessor Liens (A) the existence of which poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of which does not interfere in any way with the use or operation of the Aircraft by the Lessee (or any Permitted Sublessee), (C) the existence of which does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Indenture, (D) which the Owner Trustee is diligently contesting by appropriate proceedings, (E) the existence of which does not result in actual interruption in the receipt and distribution by the Loan Trustee in accordance with the Indenture of Rent assigned to the Loan Trustee for the benefit of the Note Holders, and (F) any property subject to which is not then required to be conveyed to any other Person pursuant to
     Section 4.6 of the Lease;

          (8) there exists no Lessor Lien attributable to the Owner Trustee, as lessor under the Lease, other than any Lessor Liens (A) the existence of which poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of which does not interfere in any way with the use or operation of the Aircraft by the Lessee (or any Permitted Sublessee), (C) the existence of which does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Indenture, (D) which the Owner Trustee is diligently contesting by appropriate proceedings, (E) the existence of which does not result in actual interruption in the receipt and distribution by the Loan Trustee in accordance with the Indenture of Rent assigned to the Loan Trustee for the benefit of the Note Holders, and (F) any property subject to which is not then required to be conveyed to any other Person pursuant to
     Section 4.6 of the Lease;

          (9) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the redemption of the Initial Notes or the issuance of the Refunding Notes, and in its individual capacity or as Owner Trustee, as the case may be, of any of the instruments referred to in clauses (1),
     (2), (4) and (5) above, that, in each case, would not have been imposed if the Trust Estate had not been created pursuant to the laws of the State of Utah and First Security Bank of Utah, National Association, had not
     (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in, and
     (c) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah;

          (10) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (1), (2), (4) and (5) above;

          (11) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Salt Lake City, Utah, and the Owner Trustee, in its individual capacity, agrees to give the Lessee, the Owner Participant, the Loan Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of said chief executive office or said place from its present location;

          (12) the Owner Trustee has not, in its individual capacity or as Owner Trustee, directly or indirectly offered any Refunding Note or Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Pass Through Trustee, the Loan Participants and the Owner Participant; and the Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the refinancing contemplated hereby and agreed to herein by the Owner Trustee, the Lessee has not acted as agent of the Owner Trustee) to offer directly or indirectly any Refunding Note, any Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any person; and

          (13) it is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 (without making use of a voting trust agreement or voting powers agreement).

          (c) The Owner Participant represents and warrants that:

          (1) it is duly incorporated, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has, or had on the respective dates of execution thereof or assumption of rights and obligations thereunder, as the case may be, the corporate power and authority to enter into and to perform its obligations under this Agreement, the Equity Purchase Agreement, the First Amended PA, the GE Tax Indemnity Agreement, the TIA Amendment, the Trust Agreement and the PA Amendment No. 2; and this Agreement, the Equity Purchase Agreement and the GE Tax Indemnity Agreement have been duly authorized, executed and delivered by it and the execution and delivery of the TIA Amendment and the PA Amendment No. 2 has been duly authorized by it; and each of this Agreement, the Equity Purchase Agreement, the First Amended PA, the GE Tax Indemnity Agreement and the Trust Agreement constitutes, and each of the Participation Agreement and the Tax Indemnity Agreement when the PA Amendment No. 2 and the TIA Amendment shall have been entered into, will constitute, the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (2) neither (A) the execution and delivery by the Owner Participant of this Agreement, the TIA Amendment, the PA Amendment No. 2 or any other Operative Agreement to which it is a party nor (B) compliance by it with all of the provisions thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable law), or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

          (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder and except for routine insurance regulatory filings which have been or will be made) is or was required, as the case may be, for the due execution, delivery or performance by it of this Agreement, the Equity Purchase Agreement, the PA Amendment No. 2 and the TIA Amendment;

          (4) there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

          (5) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the refinancing contemplated hereby and agreed to herein by the Owner Participant, the Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Refunding Note or Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person; the Owner Participant's interest in the Trust Estate and the Trust Agreement was acquired for its own account and was purchased for investment and not with a view to any resale or distribution thereof;

          (6) on the Refunding Date, the Trust Estate shall be free of Lessor Liens attributable to the Owner Participant other than any Lessor Liens (A) the existence of which poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of which does not interfere in any way with the use or operation of the Aircraft by the Lessee (or any Permitted Sublessee), (C) the existence of which does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Indenture, (D) which the Owner Participant is diligently contesting by appropriate proceedings, (E) the existence of which does not result in actual interruption in the receipt and distribution by the Loan Trustee in accordance with the Indenture of Rent assigned to the Loan Trustee for the benefit of the Note Holders, and (F) any property subject to which is not then required to be conveyed to any other Person pursuant to Section 4.6 of the Lease; and

          (7) it is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 (without making use of a voting trust agreement or a voting powers agreement).

          (d) The Pass Through Trustee represents, warrants and covenants that:

          (1) the Pass Through Trustee is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement and this Agreement and to perform its obligations under this Agreement, the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement and, when the PA Amendment No. 1 has been executed and delivered by the parties thereto, the Participation Agreement;

          (2) each of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement and this Agreement has been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and each of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement and the Participation Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (3) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement, this Agreement or the Participation Agreement, the purchase by the Pass Through Trustee of the Refunding Notes pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

          (4) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby or by the Participation Agreement, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

          (5) there are no Taxes payable by the Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement or the Participation Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Refunding Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof;

          (6) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Participation Agreement, the Registration Rights Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

          (7) except for the issue and sale of the Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Refunding Note for sale to any Person or solicited any offer to acquire any Refunding Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Refunding Note for sale to any Person, or to solicit any offer to acquire any Refunding Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

          (8) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Initial Purchaser or the Lessee.

          (e) The Subordination Agent represents, warrants and covenants that:

          (1) the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Liquidity Facilities, the Intercreditor Agreement, the PA Amendment No. 2 and this Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement and, when the PA Amendment No. 2 has been executed and delivered by each of the parties thereto, the Participation Agreement;

          (2)  each of the Liquidity Facilities, the
     Intercreditor Agreement and this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities, the Intercreditor Agreement, the PA Amendment No. 2 and the Participation Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

          (3) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Intercreditor Agreement, this Agreement or the PA Amendment No. 2 contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

          (4) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement, the PA Amendment No. 2 or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

          (5) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities, the Intercreditor Agreement, the PA Amendment No. 2 or the Participation Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Refunding Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

          (6) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the PA Amendment No. 2, the Participation Agreement, the Intercreditor Agreement or any Liquidity Facility;

          (7) the Subordination Agent has not directly or indirectly offered any Refunding Note for sale to any Person or solicited any offer to acquire any Refunding Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Refunding Note for sale to any Person, or to solicit any offer to acquire any Refunding Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

          (8) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Initial Purchaser or the Lessee.

          (f) The Initial Loan Participant represents and warrants that:

          (1) as of the Refunding Date, it is the owner of the Initial LP Notes in the aggregate principal amount of $437,967,000, free and clear of Liens attributable to it;
     and

          (2) this Agreement has been duly authorized, executed and delivered by the Initial Loan Participant and constitutes the legal, valid and binding obligation of the Initial Loan Participant, enforceable against the Initial Loan Participant in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (g) GE, as the Loan Participant, represents and warrants that:

          (1) as of the Refunding Date, it is the owner of the Initial Series D Notes in the aggregate principal amount of $51,300,000, free and clear of Liens attributable to it;

          (2) this Agreement and the PA Amendment No. 2 have been duly authorized, executed and delivered by GE and constitute the legal, valid and binding obligations of GE, enforceable against GE in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity, whether considered in a proceeding at law or in equity; and

          (3) the Class D Certificates to be issued to it by the Class D Trust pursuant to Section 1(a)(x) are being acquired by it for investment and not with a view to resale or distribution thereof.

          SECTION 11. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being deposited in the United States mail, with proper postage for first-class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by telegram, telex, facsimile or other written telecommunication, addressed, if to the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, either Loan Participant or the Loan Trustee, at their respective addresses or facsimile numbers set forth below the signatures of such parties at the foot of this Agreement.

          SECTION 12. Expenses. (a) Except as provided in paragraph (b) below, all of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent, the Loan Trustee and the Loan Participants in connection with the transactions contemplated by this Agreement, the other Operative Agreements, the Pass Through Trust Agreements, the Registration Rights Agreement, the Intercreditor Agreement, the Liquidity Facilities and the Purchase Agreement (except, in each case, as otherwise provided therein) shall be paid promptly by the Lessee, including, without limitation:

          (1) the reasonable fees, expenses and disbursements allocable to the Refunding Notes issued under the Indenture of (A) Richards, Layton & Finger, special counsel for the Pass Through Trustee and the Loan Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee,
     (C) Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, (D) Shearman & Sterling, special counsel for the Initial Purchasers, in an amount separately agreed, and (E) Perkins Coie, special counsel to the Initial Loan Participant; and

          (2) the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges, special counsel for the Owner
     Participant and GE, as the Loan Participant.

          Notwithstanding the foregoing, the Lessee shall pay, in amounts separately agreed, the fees, expenses and disbursements of Cleary, Gottlieb, Steen & Hamilton and Hughes
Hubbard & Reed, special counsel for the Lessee.

          (b) In the event that the transactions contemplated by this Section 12 and the agreements referred to herein are not consummated, the Lessee shall bear and pay all costs, expenses and fees referred to in this Section 12; provided that if the transactions fail to be consummated as a result of the failure of the Owner Participant to act in good faith in consummating the transactions, or to otherwise comply with the terms hereof, the Owner Participant shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its special counsel) and the Lessee shall pay all other reasonable fees, costs and expenses as aforesaid.

          SECTION 13. Reliance of Liquidity Provider. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly.

          SECTION 14. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Lessee, the Owner Trustee, the Loan Trustee, the Owner Participant, the Loan Participants, the Subordination Agent and the Pass Through Trustee, and the Lessee's, the Owner Trustee's, the Loan Trustee's, the Owner Participant's, the Subordination Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

          (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Loan Trustee. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and, subject to the terms of the Participation Agreement, its successors and permitted assigns, the Loan Participants, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Loan Trustee and its successors as Loan Trustee (and any additional Loan Trustee appointed) under the Indenture, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, and the Owner Participant, and, subject to the provisions of the Participation Agreement, its successors and permitted assigns. No purchaser or holder of any Refunding Notes shall be deemed to be a successor or assign of either Loan Participant.

          SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    CONTINENTAL AIRLINES, INC.,
                         as Lessee


                    By
                      Name:
                      Title:

                    Address:    2929 Allen Parkway
                                Suite 2010
                                Houston, TX  77019
                    Attention:  Senior Vice President and
                                Chief Financial Officer
                    Facsimile:  (713) 520-6329

                           GENERAL ELECTRIC COMPANY,
                              as Owner Participant and Loan
                              Participant


                           By
                              Name:
                              Title:

                           Address:  c/o GE Capital Aviation
                                     Services, Inc.
                                     263 Tresser Boulevard,
                                     7th Floor
                                     Stamford, CT  06927-4900
                           Attention:  Manager, Portfolio
                                       Operations
                           Facsimile:  (203) 357-4585

                    WILMINGTON TRUST COMPANY,
                    not in its individual capacity, except
                    as otherwise provided herein, but solely as Loan Trustee, Pass Through Trustee and Subordination Agent


                  By
                    Name:
                    Title:
                    Address:  One Rodney Square
                              1100 N. Market Street
                              Wilmington, DE  19890-0001
                    Attention:  Corporate Trust Administration
                    Facsimile:  (302) 651-8882

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                              not in its individual capacity,
                              except as otherwise provided
                              herein, but solely as Owner Trustee


                         By
                           Name:
                           Title:

                            Address: 79 South Main Street
                                     Salt Lake City, UT  84111
                           Attention: Corporate Trust Department
                           Facsimile: (801) 246-5053

                           THE BOEING COMPANY,
                              as Initial Loan Participant


                           By
                              Name:
                              Title:

                              Address:  P.O. Box 3707
                                        Seattle, WA  98124-3707
                              Attention: Treasurer
                              Facsimile: (206) 237-8746

                                      SCHEDULE I to
                                      Refunding Agreement

                    PASS THROUGH TRUST AGREEMENTS


1. Continental Airlines 1996-A Pass Through Trust Agreement.

2. Continental Airlines 1996-B Pass Through Trust Agreement.

3. Continental Airlines 1996-C Pass Through Trust Agreement.

4. Continental Airlines 1996-D Pass Through Trust Agreement.

                                                  Schedule II to
                                             Refunding Agreement
                                                          104


           REFUNDING NOTES, PURCHASERS AND PURCHASE PRICE



Purchaser       Interest Rate and Maturity       Principal Amount

Continental Airlines Pass
Through Trust

 1996-A    6.94% Refunding Notes due 1/15/2013    $19,342,666.67
 1996-B    7.82% Refunding Notes due 1/15/2013     $6,769,933.33
 1996-C    9.50% Refunding Notes due 1/15/2013     $5,319,233.33
 1996-D   12.48% Refunding Notes due 10/15/2013    $3,400,000.00